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                                                                      EXHIBIT 99






      VISION TWENTY-ONE ANNOUNCES PENDING SALE OF RETAIL OPTICAL CHAINS AND
           FUTURE STRATEGIC ALLIANCE WITH EYE CARE CENTERS OF AMERICA

                   - VISION WORLD, STEIN OPTICAL AND EYE DRX -

LARGO, FL - JULY 7, 1999 - Vision Twenty-One, Inc. (Nasdaq: EYES), a leading provider of laser vision correction and eye care services, today announced it signed a definitive purchase agreement to sell its retail optical chains - Vision World, Stein Optical and EYE DRx - to Eye Care Centers of America (ECCA). Additionally, upon closing of the transaction, the companies have agreed to a strategic alliance to further expand laser vision correction and managed vision care markets. ECCA is based in San Antonio, TX and operates a national chain of full-service retail optical stores.

As part of the strategic alliance, the joint initiative is designed to educate ECCA customers about laser vision correction services and provide immediate access to those services through Vision Twenty-One's qualified refractive surgeons and eye laser surgery centers. The initiative is expected to begin in five markets and has the potential to expand to an additional 22 metropolitan markets.

Additionally upon closing, Vision Twenty-One, through its managed care organization Block Vision, and ECCA Managed Vision Care, an ECCA affiliate, will jointly market an integrated vision care program targeting third party payors and employer groups in select markets.

Theodore N. Gillette, chief executive officer and president of Vision Twenty-One, Inc., stated "This is part of a series of initiatives allowing Vision Twenty-One to move forward with a new strategic direction and focus on our core competencies of laser vision correction, eye care services and managed vision care benefits while also de-leveraging the company's balance sheet. We are proud to have this opportunity to expand our existing relationship with ECCA."

In connection with the transaction, Vision Twenty-One will receive $42 million in cash, subject to certain closing adjustments. The definitive purchase agreement has been approved by both companies' board of directors. The closing of the transaction, subject to satisfaction of pre-closing conditions, is scheduled to occur within 30 days. Vision Twenty-One anticipates using a substantial portion of the proceeds to satisfy certain outstanding obligations under the company's credit facility. The company anticipates incurring one-time charges for the second quarter in connection with the proposed transaction and in connection with finalization of its previously announced accounting reconciliation completed in the quarter.


                                     -more-



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           VISION TWENTY-ONE PENDING SALE OF RETAIL STORES.../PAGE 2.


Vision Twenty-One, Inc. is a leading national provider of laser vision correction and eye care services with a network covering 40 markets in 27 states with an increasing focus on laser vision correction. With the physician at the center of its operating model, the company supports affiliated optometrists and ophthalmologists locally through networks of eye care centers, strategic alliances with retail optical chains and exclusive contracts with vision health plans.

The company is headquartered in Largo, Fla., and maintains regional offices in Phoenix, Minneapolis and Newark. For additional company information, visit our Web site at www.vision21.com.


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This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the completion of the ECCA transaction described above, the Company's and ECCA's successful implementation of the strategic alliance agreement and other factors as set forth from time to time in the Company's previous filing with the SEC including its recently filed Form 10-Q. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contacts:
Theodore Gillette
Chairman, President and CEO
Vision Twenty-One, Inc.
727-545-4300 ext. 2103

Richard Welch
Chief Financial Officer
Vision Twenty-One, Inc.
(727) 545-4300, ext. 2118

Heidi Hart
Investor Relations
(727) 545-4300, ext. 2124

Mary Laurinaitis
Corporate Communications
(727) 545-4300, ext. 2400